Exhibit 10.1

DSP GROUP, INC. 2012 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD FOR ISRAELI RESIDENT GRANTEES

Grantee’s Name and I.D:

You (the “Grantee”) have been granted an award of Restricted Stock Units (the “Award”), subject to the terms and conditions of this Notice of Restricted Stock Unit Award for Israeli Resident Grantees (the “Notice”), the DSP Group, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”), the Israeli Sub-Plan of the Plan (the “Sub-Plan”) and the Restricted Stock Unit Agreement (the “Agreement”) attached hereto, as follows. Unless otherwise provided herein, the terms in this Notice shall have the same meaning as those defined in the Plan and the Sub-Plan. In the event of any inconsistency or contradiction between any of the terms of this Notice and the provisions of the Plan and the Sub-Plan, the terms and provisions of this Notice shall prevail.

Award Number

Date of Award

Vesting Commencement Date

Total Number of Restricted Stock Units Awarded (the “Units”)

30 days price for Israeli taxation purposes:
Type of Award:

	☒	102 Capital Gains Track Option (with Trustee)

102 Ordinary Income Track Option (with Trustee)

102 Non-Trustee Option

3(i) Option

Other

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Agreement, the Plan and the Sub-Plan, the Units will vest in accordance with the following schedule:

100% of the Units will vest upon the two-year anniversary of the Vesting Commencement Date.

This Award shall be subject to all acceleration and vesting provisions in the Plan and the Grantee’s employment agreement, except that it shall not be subject to acceleration or vesting pursuant to any provision, if any, in Grantee’s employment agreement providing for early vesting or acceleration based on notice by the Grantee of an intent to terminate employment without Good Reason (as such term is defined in the Grantee’s employment agreement).

In addition, the Award shall be subject to the terms of Section 11 of the Plan.

In the event of any authorized leave of absence that exceeds twelve (12) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Grantee’s Continuous Service shall be deemed to terminate on the first date following such six-month period and (b) the Grantee will forfeit the Units that are unvested on the date of the Grantee’s termination of Continuous Service. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).Notwithstanding the foregoing, with respect to a leave of absence due to any medically determinable physical or mental impairment of the Grantee that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, where such impairment causes the Grantee to be unable to perform the duties of the Grantee’s position of employment or substantially similar position of employment, a twenty-nine (29) month period of absence shall be substituted for such twelve (12) month period above.

For purposes of this Notice and the Agreement, the term “vest” shall mean, with respect to any Units, that such Units are no longer subject to forfeiture to the Company. If the Grantee would become vested in a fraction of a Unit, such Unit shall not vest until the Grantee becomes vested in the entire Unit.

Subject to the terms of the Grantee’s employment agreement, vesting shall cease upon the date the Grantee terminates Continuous Service for any reason, including death or Disability. Subject to the terms of the Grantee’s employment agreement, in the event the Grantee terminates Continuous Service for any reason, including death or Disability, any unvested Units held by the Grantee immediately upon such termination of the Grantee’s Continuous Service shall be forfeited and deemed reconveyed to the Company and the Company shall thereafter be the legal and beneficial owner of such reconveyed Units and shall have all rights and interest in or related thereto without further action by the Grantee.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice, the Plan, the Sub-Plan and the Agreement.

DSP Group, Inc. a Delaware corporation

By:	Dror Levy
Title:	CFO
Date:	August 18, 2013

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE OR AS OTHERWISE SPECIFICALLY PROVIDED HEREIN (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING

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SHARES HEREUNDER). SUBJECT TO THE TERMS OF THE GRANTEE’S EMPLOYMENT AGREEMENT, THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT, NOR IN THE PLAN AND IN THE SUB-PLAN, SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Plan, the Sub-Plan and the Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice, the Plan, the Sub-Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan, the Sub-Plan and the Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan, the Sub-Plan and the Agreement shall be resolved by the Administrator in accordance with Section 8 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with Section 9 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

To the extent an Approved 102 Option, as defined below, is designated above, the Grantee declares and acknowledges: (i) that he or she fully understand that Section 102 of the Ordinance and the rules and regulations enacted thereunder apply to the Units specified in this Notice and to him or her; and (ii) that he or she understands the provisions of Section 102 of the Ordinance, the tax track chosen and the implications thereof. In addition, the terms of the Units shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee (the “Trust Agreement”), as well as the requirements of the Israeli Income Tax Commissioner. The grant of the Units is conditioned upon the Grantee signing all documents requested by the Company, the Employer or the Trustee, in accordance with and under the Trust Agreement. A copy of the Trust Agreement is available for the Grantee’s review, during normal working hours, at Company’s offices.

Notwithstanding anything to the contrary, including the indication under “Type of Award” above, the Company shall be under no duty to ensure, and no representation or commitment is made, that the Units qualify or will qualify under any particular tax treatment (such as Section 102 or any other treatment), nor shall the Company be required to take any action for the qualification of any Units under such tax treatment. The Company shall have no liability of any kind or nature in the event that, for any reason whatsoever, the Units do not qualify for any particular tax treatment.

Date:
Grantee’s Signature

Grantee’s Printed Name

Address

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Award Number:

DSP GROUP, INC. 2012 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT FOR ISRAELI RESIDENT GRANTEES

1. Issuance of Units. DSP Group, Inc., a Delaware corporation (the “Company”), hereby issues to the Grantee (the “Grantee”) named in the Notice of Restricted Stock Unit Award for Israeli Resident Grantees (the “Notice”) an award (the “Award”) of the Total Number of Restricted Stock Units Awarded set forth in the Notice (the “Units”), subject to the Notice, this Restricted Stock Unit Agreement for Israeli Resident Grantees (the “Agreement”), the terms and provisions of the DSP Group, Inc. 2012 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Israeli Sub-Plan of the Plan (the “Sub-Plan”), which are incorporated herein by reference. Unless otherwise provided herein, the terms in this Agreement shall have the same meaning as those defined in the Plan, the Sub-Plan and the Notice.

2. Transfer Restrictions. The Units may not be transferred in any manner other than by will or by the laws of descent and distribution and may be converted during the lifetime of the Grantee only by the Grantee. With respect to any Units granted under the provisions of Section 102 of the Ordinance, Shares resulting from their conversion and any additional rights, including bonus shares that may be distributed to the Grantee in connection with the Units (the “Additional Rights”), which will be allocated to the Trustee on behalf of the Grantee according to the provisions of Section 102 of the Ordinance and the Rules (the “Approved 102 Option”), a Grantee shall not sell, assign, transfer, give as a collateral or any right that would be given to any third party or release from trust any Share received upon the conversion of an Approved 102 Option and/or any Additional Right, until at least the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulations or orders or procedures promulgated thereunder shall apply to and shall be borne by such Grantee. At the end of the Holding Period, the Units, Shares or any Additional Rights may be transferred to the Grantee upon his demand, but only under the condition that the tax due in accordance with Section 102 and the Rules is paid to the satisfaction of the Trustee and the Company. With respect to an Unit granted pursuant to Section 102(c) of the Ordinance, including Additional Rights in respect thereof, if the Grantee ceases to be employed by the Employer, the Grantee shall extend to the Company and/or the Employer a security or guarantee for the payment of tax (including social security taxes and health insurance taxes) due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the Rules.

3. Conversion of Units and Issuance of Shares.

(a) General. Subject to Sections 3(b) and 3(c), one share of Common Stock shall be issuable for each Unit subject to the Award (the “Shares”) upon vesting. Immediately thereafter, or as soon as administratively feasible, the Company will deliver the appropriate number of Shares to the Grantee after satisfaction of any required tax or other withholding obligations, or, in the case of Approved 102 Option, to the Trustee. Any fractional Unit remaining after the Award is fully vested shall be discarded and shall not be converted into a fractional Share. Notwithstanding the foregoing, the relevant number of Shares shall be delivered to the Grantee or, in the case of Approved 102 Option, to the Trustee no later than March 15th of the year following the calendar year in which the Award vests.

(b) Delay of Conversion. The conversion of the Units into the Shares under Section 3(a) above, shall be delayed in the event the Company reasonably anticipates that the issuance of the Shares would constitute a violation of federal securities laws or other Applicable Laws. If the conversion of the Units into the Shares is delayed by the provisions of this Section 3(b), the conversion of the Units into the Shares shall occur at the earliest date at which the Company reasonably anticipates issuing the Shares will not cause a violation of federal securities laws or other Applicable Laws. For purposes of this Section 3(b), the issuance of Shares that would cause inclusion in gross income or the application of any penalty provision or other provision of the Code is not considered a violation of Applicable Laws.

(c) Delay of Issuance of Shares. The Company shall delay the delivery of any Shares under this Section 3 to the extent necessary to comply with Section 409A(a)(2)(B)(i) of the Code (relating to payments made to certain “specified employees” of certain publicly-traded companies); in such event, any Shares to which the Grantee would otherwise be entitled during the six (6) month period following the date of the Grantee’s termination of Continuous Service will be delivered on the first business day following the expiration of such six (6) month period.

4. Right to Shares. The Grantee shall not have any right in, to or with respect to any of the Shares (including any voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by the issuance of such Shares to the Grantee or, in the case of Approved 102 Option, to the Trustee.

5. Taxes.

(a) Tax Liability. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with any aspect of the Award, including the grant, vesting, assignment, release or cancellation of the Units, the delivery of Shares, the subsequent sale of any Shares acquired upon vesting and the receipt of any dividends or dividend equivalents. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

(b) Payment of Withholding Taxes. No Shares will be delivered to the Grantee until the Grantee has made arrangements acceptable to the Administrator and/or the Trustee, as applicable, for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares. The Company, the Grantee’s employer or the Trustee, as applicable, may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company, the

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Grantee’s employer or the Trustee, as applicable, has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Award, the Grantee agrees to indemnify the Company, the Grantees’ employer or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee, and pay them the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company, the Grantee’s employer or the Trustee, as applicable, to do so, whether or not the Grantee is an employee of the Company and/or the Grantees’ employer at that time.

(c) Tax Consultation. The Grantee is advised to consult with a tax advisor with respect to the tax consequences of receiving or converting Units hereunder. The Company and/or the Grantee’s employer do not assume any responsibility to advise the Grantee on such matters, which shall remain solely the responsibility of the Grantee.

6. Entire Agreement; Governing Law. The Notice, the Plan, the Sub-Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Notice, the Plan, the Sub-Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Notice, the Plan, the Sub-Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, provided that the tax treatment and the tax rules and regulations applying hereto shall be the Ordinance and Rules. Should any provision of the Notice, the Plan, the Sub-Plan or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

7. Construction. The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Award for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

8. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice, the Plan, the Sub-Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

9. Venue and Jurisdiction. The Company and the Grantee agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan, the Sub-Plan or this Agreement shall be brought in the United States District Court for the District of Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest

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extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 9 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable

10. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

11. Amendment and Delay to Meet the Requirements of Section 409A. The Grantee acknowledges that the Company, in the exercise of its sole discretion and without the consent of the Grantee, may amend or modify this Agreement in any manner and delay the issuance of any Shares issuable pursuant to this Agreement to the minimum extent necessary to meet the requirements of Section 409A of the Code as amplified by any Treasury regulations or guidance from the Internal Revenue Service as the Company deems appropriate or advisable. In addition, the Company makes no representation that the Award will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Award or to mitigate its effects on any deferrals or payments made in respect of the Units. The Grantee is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

END OF AGREEMENT

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